                                 AMENDMENT TO
                                 ------------

                            PARTICIPATION AGREEMENT
                            -----------------------

The Participation Agreement (the "Agreement"), dated October 12, 1999, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("AVIF"); Invesco Distributors, Inc., a Delaware corporation ("INVESCO"), General American Life Insurance Company, a Missouri life insurance company ("LIFE COMPANY") and MetLife Investors Distribution Company, a Missouri corporation ("UNDERWRITER"), is hereby amended as follows:

    WHEREAS, the Parties desire to amend Schedule A of the Agreement.

    NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A
                                  ----------

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS
----------------------------

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS
--------------------------------

ALL CONTRACTS FUNDED BY THE ACCOUNTS

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

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 20, 2015.

                                              AIM VARIABLE INSURANCE FUNDS
                                              (INVESCO VARIABLE INSURANCE FUNDS)

Attest:  /s/ Veronica Castillo                By:        /s/ John M. Zerr
         --------------------------                      ------------------------

Name:    Veronica Castillo                    Name:      John M. Zerr

Title:   Assistant Secretary                  Title:     Senior Vice President

                                              INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Veronica Castillo                By:        /s/ Brian C. Thorp
         --------------------------                      ------------------------

Name:    Veronica Castillo                    Name:      Brian C. Thorp

Title:   Assistant Secretary                  Title:     Vice President

                                              GENERAL AMERICAN LIFE INSURANCE
                                              COMPANY

Attest:  /s/ Megan Hartwig                    By:        /s/ Mark S. Reilly
         --------------------------                      ------------------------

Name:    Megan Hartwig                        Name:      Mark S. Reilly
         --------------------------

Title:   Secretary to the Officer             Title:     Vice President
         --------------------------

                                              METLIFE INVESTORS DISTRIBUTION
                                              COMPANY

Attest:                                       By:        /s/ Donald Leintz
         --------------------------                      ------------------------

Name:                                         Name:      Donald Leintz
         --------------------------

Title:                                        Title:     Senior Vice President
         --------------------------

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

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 20, 2015.

                                           AIM VARIABLE INSURANCE FUNDS
                                           (INVESCO VARIABLE INSURANCE FUNDS)

Attest:  /s/ Veronica Castillo             By:        /s/ John M. Zerr
         -----------------------                      ------------------------

Name:    Veronica Castillo                 Name:      John M. Zerr

Title:   Assistant Secretary               Title:     Senior Vice President

                                           INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Veronica Castillo             By:        /s/ Brian C. Thorp
         -----------------------                      ------------------------

Name:    Veronica Castillo                 Name:      Brian C. Thorp

Title:   Assistant Secretary               Title:     Vice President

                                           GENERAL AMERICAN LIFE INSURANCE
                                           COMPANY

Attest:                                    By:
         -----------------------                      ------------------------

Name:                                      Name:      Mark S. Reilly
         -----------------------

Title:                                     Title:     Vice President
         -----------------------

                                           METLIFE INVESTORS DISTRIBUTION
                                           COMPANY

Attest:                                    By:        /s/ Donald Leintz
         -----------------------                      ------------------------

Name:                                      Name:      Donald Leintz
         -----------------------

Title:                                     Title:     Senior Vice President
         -----------------------

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

                                 AMENDMENT TO

                            PARTICIPATION AGREEMENT

   This Amendment to each of the Participation Agreements ("Agreement") currently in effect between AIM Variable Insurance Funds (lnvesco Variable Insurance Funds) ("AVIF"), Invesco Distributors, Inc. (formerly known as Invesco Aim Distributors, Inc. and A I M Distributors, Inc.) ("lnvesco"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company, and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

   1. All references in the Agreement to the defined term "AVIF Prospectus," or to a "prospectus" or "prospectuses" of or relating a Fund or AVIF, shall mean and include a Summary Prospectus as defined in Rule 498 under the 1933 Act ("Rule 498") of a Fund or AVIF ("AVIF Summary Prospectus"), except as required by Section 2, below.

   2. Each Party's representations, warranties, and obligations under the Agreement with respect to the text composition, printing, mailing, and distribution of the AVIF Propectus shall remain as they currently are, except that:

   a. LIFE COMPANY may, in its discretion and upon [10] days' advance written notice to AVIF and Invesco, print, mail, and distribute the AVIF Summary Prospectus IN LIEU OF the Statutory Prospectus as defined in Rule 498 of AVIF or a Fund thereof ("AVIF Statutory Prospectus"),

           i. unless required by applicable law or regulation to deliver an AVIF Statutory Prospectus, or

           ii.unless AVIF determines to no longer authorize the use of the AVIF
              Summary Prospectus, in which case AVIF shall give LIFE COMPANY [60] days' advance written notice of the effectiveness of such determination to the extent necessary for LIFE COMPANY to arrange for the delivery of an AVIF Statutory Prospectus,

PROVIDED that AVIF or Invesco shall be responsible for compliance with all provisions of Rule 498 other than paragraphs (1) and (2) of Rule 498(c) and
(d), and paragraph (2) of Rule 498(f), or any successor provisions, which shall be the responsibility of LIFE COMPANY; PROVIDED FURTHER, that LIFE COMPANY shall be responsible for timely responding to any request that it may receive directly from a Participant investing in a Fund for a paper or an electronic copy of an AVIF Statutory Prospectus, Statement of Additional Information, or periodic report (each, an "AVIF Document") pursuant to Rule 498(f)(l) or any successor provision. It being understood that LIFE COMPANY will not direct Participants or prospective Participants to AVIF or Invesco for fulfillment thereof.

    b. LIFE COMPANY may, in its discretion and upon [10] days' advance written notice to AVIF and Invesco, print, mail, and distribute the AVIF Summary Prospectus IN ADDITION TO, rather than in lieu of, the AVIF Statutory Prospectus, in which case AVIF or Invesco shall be responsible for compliance with paragraphs (a) and (b) of Rule 498, but not the other paragraphs of the Rule.

    c. AVIF or Invesco shall deliver to LIFE COMPANY electronic copies of both the AVIF Summary Prospectus and AVIF Statutory Prospectus for use by LIFE COMPANY. AVIF or lnvesco also shall deliver to LIFE COMPANY the URL (uniform resource locator) for each AVIF Document to enable LIFE COMPANY to send a direct link to the document on the Internet by email in response to Participant requests for an electronic copy of any such document, as permitted by Rule 498(f)(l).

    d. LIFE COMPANY shall promptly notify AVIF and Invesco if it determines to no longer deliver the AVIF Summary Prospectus, and each Party shall promptly notify the other Parties if it becomes aware of facts or circumstances that may prevent the use or continued use of the AVIF Summary Prospectus in the manner contemplated hereby.

    3. None of the foregoing shall in any way limit the ability of AVIF's Board of Trustees to require the delivery of the AVIF Summary Prospectus in lieu of the AVIF Statutory Prospectus in the future.

    4. In all other respects, the Agreement shall remain the same. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

    IN WITNESS WHEREOF, each of undersigned parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the Effective Date.

AIM VARIABLE INSURANCE FUNDS              INVESCO DISTRIBUTORS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By:  /s/ John M. Zerr                     By:  /s/ John S. Cooper
     -----------------------------------       --------------------------------
Name: John M. Zerr                        Name: John S. Cooper
Title: Senior Vice President              Title: President

METROPOLITAN LIFE INSURANCE                 METLIFE INSURANCE COMPANY OF
COMPANY                                     CONNECTICUT

By:     /s/ Alan C. Leland, Jr.             By:     /s/ Paul L. LeClair
        -------------------------                   ---------------------------

Name:   Alan C. Leland, Jr.                 Name:   Paul L. LeClair
        -------------------------                   ---------------------------

Title:  Vice President                      Title:  Vice President and Actuary
        -------------------------                   ---------------------------

METLIFE INVESTORS USA                       METLIFE INVESTORS INSURANCE
INSURANCE COMPANY                           COMPANY

By:     /s/ Paul L. LeClair                 By:     /s/ Paul L. LeClair
        -------------------------                   ---------------------------

Name:   Paul L. LeClair                     Name:   Paul L. LeClair
        -------------------------                   ---------------------------

Title:  Vice President                      Title:  Vice President
        -------------------------                   ---------------------------

METLIFE INVESTORS INSURANCE                 FIRST METLIFE INVESTORS
COMPANY OF CALIFORNIA                       INSURANCE COMPANY

By:                                         By:     /s/ Paul L. LeClair
        -------------------------                   ---------------------------

Name:                                       Name:   Paul L. LeClair
        -------------------------                   ---------------------------

Title:                                      Title:  Vice President
        -------------------------                   ---------------------------

GENERAL AMERICAN INSURANCE
COMPANY

By:     /s/ Paul L. LeClair
        -------------------------

Name:   Paul L. LeClair
        -------------------------

Title:  Vice President
        -------------------------

                                 AMENDMENT TO
                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated October 12, 1999, by and among AIM Variable Insurance Funds, (formerly AIM Variable Insurance Funds, Inc.) a Delaware trust, A I M Distributors, Inc., General American Life Insurance Company, a Missouri life insurance company and Cova Life Sales Company, collectively (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

   WHEREAS, the Parties desire to amend Schedule A of the Agreement to add variable funds and/or contracts.

   NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A

      FUNDS AVAILABLE UNDER             SEPARATE ACCOUNTS              POLICIES/CONTRACTS FUNDED BY THE
           THE POLICIES                 UTILIZING SOME OR                      SEPARATE ACCOUNTS
                                        ALL OF THE FUNDS
----------------------------------------------------------------------------------------------------------------------

AIM V.I. Capital Appreciation Fund  General American Separate  .   GT Global Allocator, Form No. 10079
AIM V.I. Diversified Income Fund    Account Twenty Eight
AIM V.I. Core Equity Fund                                      .   General American Flexible Premium
AIM V.I. Government Income Fund     General American Separate      Variable Life Insurance, Form No.
AIM V.I. International Growth Fund  Account Twenty Nine            100041
AIM V.I. Money Market Fund
AIM V.I. New Technology Fund        General American Separate
                                    Account Seven

                                    General American Separate
                                    Account Thirty Three

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September 2 2002

                                AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Nancy L. Martin    By:     /s/ Robert H. Graham
         ---------------------          ---------------------
Name:    Nancy L. Martin        Name:   Robert H. Graham
Title:   Assistant Secretary    Title:  President

(SEAL)
                                A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin    By:     /s/ Michael J. Cemo
         ---------------------          ---------------------
Name:    Nancy L. Martin        Name:   Michael J. Cemo
Title:   Assistant Secretary    Title:  President

(SEAL)

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

                                      GENERAL AMERICAN LIFE INSURANCE COMPANY

Attest:  /s/ Susan D. Hoffmann        By:          /s/ Bruce L. Williams
         -----------------------                   ---------------------------
Name:    Susan D. Hoffmann            Name:        BRUCE L. WILLIAMS
         -----------------------                   ---------------------------
Title:   Notary                       Title:       AVP & ACTUARY
         -----------------------                   ---------------------------

(SEAL)   [SEAL]                       COVA LIFE SALES COMPANY

Attest:  /s/ Mary Joan Hesh           By:          /s/ James W. Koeger
         -----------------------                   ---------------------------
Name:    Mary Joan Hesh               Name:        JAMES W. KOEGER
         -----------------------                   ---------------------------
Title:   Notary                       Title:       ASST TREAS
         -----------------------                   ---------------------------

(SEAL)   [SEAL]

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                                                  P.O. Box 4333
                                                  Houston, TX 77210-4333
                                                  11 Greenway Plaza, Suite 100
                                                  Houston, TX 77046-1173
                                                  713-626-1919

[LOGO] AIM FUNDS                                  A I M Distributors, Inc.

April 27, 2000

VIA FEDERAL EXPRESS

Elizabeth Gottfried, Esq.
General American Life Insurance Company,
Cova Life Sales Company
9735 Landmark Parkway Dr.
St. Louis, MO 63127-1690

Re: Notice of Assignment and Consent

Dear Ms. Gottfried:

General American Life Insurance Company, Cova Life Sales Company and AIM Variable Insurance Funds, Inc. are parties to a Participation Agreement dated October 12, 1999 (the "Agreement").

On May 1, 2000, AIM Variable Insurance Funds, Inc., a Maryland corporation, will be reorganized into AIM Variable Insurance Funds, a Delaware business trust. AIM Variable Insurance Funds will succeed to all the rights and obligations of AIM Variable Insurance Funds, Inc. This reorganization will result in a technical change of control of AIM Variable Insurance Funds, Inc. and thus an assignment of the Agreement.

Such assignment requires the consent of the parties. Accordingly, AIM Variable Insurance Funds, Inc. requests that you provide your consent to the assignment of the agreement as described above by signing where indicated below and returning one manually-executed copy of this letter to Laurie Hollis no later than May 8, 2000. This letter shall constitute an amendment to the Agreement effective May 1, 2000.


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                                                   Member of the AMVESCAP Group

[LOGO] AIM FUNDS

Thank you for your prompt attention and assistance in this matter. If you have any questions, please call Laurie Hollis at 713-214-1785.

Sincerely,

/s/ Carol F. Relihan
Carol F. Relihan
Senior Vice President

ACKNOWLEDGED AND AGREED:

By:     /s/ Matthew P. McCauley
        -----------------------------------------
Name:   Matthew P. McCauley
        -----------------------------------------
Title:  Vice President, Associate General Counsel
        -----------------------------------------
Date:   May 10, 2000
        -----------------------------------------

ACKNOWLEDGED AND AGREED:

By:     /s/ Patricia E. Gubbe
        --------------------------------------
Name:   Patricia E. Gubbe
        --------------------------------------
        Cova Life Sales Company
Title:  President and Chief Compliance Officer
        --------------------------------------
Date:   May 8, 2000
        --------------------------------------

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                                                Member of the AMVESCAP Group